UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 City West, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On September 18, 2014, GulfSlope Energy, Inc. (the “Company”) issued a press release announcing that Company management will participate in the Independent Petroleum Association of America Oil & Gas Investment Symposia in San Francisco, California, on September 22, 2014. The PowerPoint presentation that the Company intends to present at the conference will be available on the Company’s website at www.gulfslope.com.

A copy of the PowerPoint presentation is attached hereto as Exhibit 99.1.

The information set forth in this Current Report on Form 8-K, including the PowerPoint presentation included as an exhibit hereto, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.  This Item 7.01 on Form 8-K will not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Use of Non-GAAP Financial Measures; Forward-looking statements

This Current Report on Form 8-K and the PowerPoint presentation referenced above may contain forward‐looking statements about the business, financial condition and prospects of the Company. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “goal,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements relate to anticipated or expected events, activities, trends or results from operations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.  The forward-looking statements contained in the PowerPoint presentation referenced above speak only as of the date of the material, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in the material described above. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan. U.S. Investors are urged to consider closely the disclosures in our Forms 10-K, 10-Q, 8-K and other filings with the SEC, which can be electronically accessed from our website at www.GulfSlope.com or the SEC's website at http://www.sec.gov/.

The estimates of recoverable resources used in the PowerPoint presentation referenced above do not comply with the SEC Oil and Gas Industry Disclosures.  Prospective resources are estimates only and may not accurately reflect actual oil volumes in the Company’s interests in the Gulf of Mexico.  The estimates relied upon 3-D seismic data and visualization techniques, which are only tools used to assist geoscientists in identifying surface structures and hydrocarbon indicators and do not enable the interpreter to know whether hydrocarbons are present in those structures.  Other geologists and petroleum professionals, when studying the same seismic data, may have significantly different interpretations.  The prospective resources are those undiscovered, highly speculative resources estimated where geological and geophysical data suggest the potential for discovery of petroleum, but where the level of proof is insufficient for classification as reserves or contingent resources.  The SEC does not recognize the term “prospective resources” and the SEC permits oil and gas companies, in their filings, to disclose only “reserves.”  In addition, prospective resources have a great amount of uncertainty as to their existence and economic feasibility.  Investors are cautioned not to assume that estimates of prospective resources are economically drillable, or will ever be upgraded into reserves.  The actual volume of recoverable oil, if any, may differ substantially from estimates of reserves.

Item 9.01  Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit Number	Description
99.1	PowerPoint presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 19 2014.

GULFSLOPE ENERGY, INC.

By:	/s/ John H. Malanga
John H. Malanga, Chief Financial Officer